Calculation of Filing Fee Tables
S-3
NEXTERA ENERGY CAPITAL HOLDINGS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	NextEra Energy Capital Holdings, Inc. Series AA Junior Subordinated Debentures due October 1, 2056	457(r)	1,000,000,000		$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees to be Paid	2	Other	NextEra Energy, Inc. Guarantee of Series AA Junior Subordinated Debentures due October 1, 2056	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	NextEra Energy Capital Holdings, Inc. Series BB Junior Subordinated Debentures due October 1, 2056	457(r)	1,250,000,000		$ 1,250,000,000.00	0.0001381	$ 172,625.00
Fees to be Paid	4	Other	NextEra Energy, Inc. Guarantee of Series BB Junior Subordinated Debentures due October 1, 2056	Other				0.0001381	$ 0.00
Fees to be Paid	5	Debt	NextEra Energy Capital Holdings, Inc. Series CC Junior Subordinated Debentures due October 1, 2066	457(r)	1,500,000,000		$ 1,500,000,000.00	0.0001381	$ 207,150.00
Fees to be Paid	6	Other	NextEra Energy, Inc. Guarantee of Series CC Junior Subordinated Debentures due October 1, 2066	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,750,000,000.00		$ 517,875.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 517,875.00
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement Nos. 333-278184 and 333-278184-02. The registration fee is calculated based on the maximum aggregate offering price of the Series AA Junior Subordinated Debentures due October 1, 2056 (the "Series AA Junior Subordinated Debentures"), the Series BB Junior Subordinated Debentures due October 1, 2056 (the "Series BB Junior Subordinated Debentures") and the Series CC Junior Subordinated Debentures due October 1, 2066 (the "Series CC Junior Subordinated Debentures" and together with the Series AA Junior Subordinated Debentures and the Series BB Junior Subordinated Debentures, the "Junior Subordinated Debentures").

[2]	NextEra Energy, Inc. has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures. The value attributable to the NextEra Energy, Inc. guarantees, if any, are reflected in the offering price of each Junior Subordinated Debenture. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantees is payable.

[3]	See Offering Note 1.

[4]	See Offering Note 2.

[5]	See Offering Note 1.

[6]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $3,750,000,000.00. The prospectus is a final prospectus for the related offering.